SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-174271

PHARMA INVESTING NEWS, INC.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7380 (Primary Standard Industrial Classification Code Number)	32-0337695 (I.R.S. Employer Identification Number)

833 Seymour St., Unit 1008

Vancouver, B.C.

Canada, V5T 0A4

(604) 563-8467

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson Street #208

Carson City, NV 89701

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA  92103

(619) 546-6100

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	4,000,000	$0.07	$280,000	$32.51

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated August __, 2011

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

PHARMA INVESTING NEWS, INC.

833 Seymour St., Unit 1008

Vancouver, B.C.

Canada, V5T 0A4

(604) 563-8467

4,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Pharma Investing News, Inc. We are offering for sale a total of 4,000,000 shares of Common Stock at a fixed price of $0.07 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Robert Lawrence, will attempt to sell the shares directly to friends, family members and business acquaintances. Even though all of our currently outstanding shares are held by our sole officer and director, and he will be offering the shares only to friends, family, and business acquaintances, we are subjecting ourselves to the reporting requirements of the Securities and Exchange Act of 1934 because we believe that being a public entity will: (i) help us attract and retain key personnel, (ii) provide us with benefits both regarding visibility and regarding the way we are perceived by prospective clients, and (iii) give us a greater possibility to provide liquidity to our shareholders. Mr. Lawrence will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Lawrence will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.07 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $280,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.   Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.07	Not Applicable	$0.00	$95,000	$235,000
Total	$0.07	Not Applicable	$0.00	$95,000	$235,000

Our independent registered public accountant has issued an audit opinion for Pharma Investing News, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”, BEGINNING ON PAGE 8 , BEFORE BUYING ANY SHARES OF PHARMA INVESTING NEWS, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is August __, 2011.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

The Company Overview

Pharma Investing News, Inc. was incorporated in the State of Nevada on February 8, 2011. However, we commenced initial operations in July 2008 with the registration of our website domain pharmainvestingnews.com. These initial operations consisted of developing the website and establishing our marketing plan. We officially launched pharmainvestingnews.com in late 2008. Since that time, until we incorporated in 2011, we had been operating as an unincorporated entity, solely owned by our founder, Mr. Robert Lawrence. Upon incorporating we established our corporate headquarters in Vancouver, B.C., Canada, and our telephone number is (604) 563-8467.

Pharma Investing News, Inc. is an internet-based company that provides advertising solutions to pharmaceutical and biotechnology companies. The goal of pharmainvestingnews.com is to provide an online community where pharmaceutical and biotechnology companies will be able to provide corporate updates and other information to the public. This service is free of charge to viewers and offers pharmaceutical and biotech companies the ability to showcase their businesses and build brand awareness. We intend to establish our website as a valuable resource for the pharmaceutical and biotechnology industries where the public will go to find the latest information relating to the industry, as a whole, as well as specific information about companies and new product details. We believe that we can position pharmainvestingnews.com to become an all-inclusive resource, allowing users to acquire in-depth analyses, detailed marketing information and current news on research and development and other trends within the pharmaceutical and biotech industries.

In order to set ourselves apart and establish pharmainvestingnews.com as the online resource for the latest news and developments in the pharmaceutical and biotechnology sectors, we believe that we have developed a business model that will allow the Company to generate revenue while offering a valuable service to both individuals and the industry alike.  For our current clients we assist in the development and management of marketing campaigns that are launched on pharmainvestingnews.com and other outlets across the internet. Our specifically designed marketing campaigns utilize, not only pharmainvestingnews.com, but we also offer a suite of services that allow our clients to take advantage of other online media channels. These marketing campaigns are designed to assist our clients with the promotion of their goods and services directly to the public. The goal of our advertising is to create brand awareness, not only for our clients, but for pharmainvestingnews.com. By establishing pharmainvestingnews.com as a trusted online resource we will be able to maximize our revenue while providing a service that benefits both the public and the pharmaceutical and biotechnology sectors alike.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, Management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financings as necessary to allow the Company to continue to grow our business operations .. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $131,182 to cover our operating expenses for the next 12 months after the Offering. This minimum amount includes such additional costs, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC "). We estimate such to be approximately $10,000 for 12 months following this Offering. The Company has included additional costs related to becoming a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $45,000, which include those fees associated obtaining a Notice of Effectiveness from the Commission for this registration statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve month period following the completion of this Offering if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see Use of Proceeds Chart). We believe we will generate revenues by the end of 2011. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hopes that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract.

For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Our Business”.

SUMMARY OF THIS OFFERING

The Issuer	Pharma Investing News, Inc.

Securities being offered	Up to 4,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The Offering is being conducted on a self-underwritten best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.07

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 5,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Robert Lawrence.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company

The Company is offering 4,000,000 shares of Common Stock, $0.001 par value, at an offering price of $0.07 per Share for net proceeds to the Company at $280,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when received and accepted.

If the maximum amount of funds are raised, we intend to fund our operations and aggressively market our website. If we sell 15% or less of the Shares being registered hereby, we will have to seek out additional capital from alternate sources to repay our existing liabilities and to fully execute our growth strategy.  If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our stated goals.

Use of Proceeds	We will use the proceeds to pay administrative and professional expenses, and for the implementation of our business growth and marketing strategies.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares they will lose their money without us being even able to try to fully implement our business plan.

Since there is no minimum amount of shares that must be sold by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our business plan. Accordingly, if we are able to sell only 15% of the shares offered hereunder, the proceeds would not be sufficient to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with limited operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise and in the past we have not generated any revenues.  Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our services, which itself is subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operation and any investor may lose their entire investment.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities which would result in additional dilution to our shareholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for our planned growth and marketing strategies. At May 31, 2011, we had cash on hand of $818 and accumulated a deficit of $20,974. We have not generated any revenues from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate substantial revenues. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Mr. Robert Lawrence, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Lawrence are inconsistent with the best interests of other shareholders.

Mr. Lawrence, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 55.56% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, Mr. Lawrence will have a significant influence in determining the outcome of all corporate transactions or other matters, including the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Lawrence may still differ from the interests of the other shareholders.

The Company has received a portion of its initial financing through the issuance of a series of promissory notes to our President, and the repayment of such notes prior to the Company's achieving profitability would have a negative effect on the Company's business prospects.

The Company has issued a series Promissory Notes (the “Notes”), in the aggregate principal amount of $30,000 to Robert Lawrence, the President of the Company, to evidence funds previously loaned by Mr. Lawrence to the Company. The Notes are non-interest bearing and are due and payable on demand upon 10 days written notice from Robert Lawrence.

The Company intends to repay these Notes through revenue generated from the execution of the Company's business plan. The Company has no plans to use any funds generated from the proceeds of this Offering to pay off the Notes.  Any demand for repayment of the Notes prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

There is a substantial doubt about our ability to continue as a going concern.

At May 31, 2011, the Company has not generated any revenues, and has a working capital deficit and an accumulated deficit of $20,974 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our services and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  You should consider our independent registered public accountant’s comments when determining if an investment in Pharma Investing News, Inc. is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He is in charge of supervising all marketing and website development projects that we carry out, including supervision of any consultants or contractors that we engage to assist in maintaining or marketing our website. The loss of him, or of other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officer. Our success will depend on the performance of Mr. Lawrence and our ability to attract and motivate other key personnel.

Our sole officer and director may not be subject to suit in the United States, which may prevent investors in our Company from obtaining or enforcing judgments against him under United States Securities Laws.

Our sole office and director, Mr. Robert Lawrence, is a resident of Canada.  As a result, it may be difficult or impossible for our investors to effect service of process within the United States upon him, to bring suit against him in the United States or to enforce in the United States courts any judgment obtained there against him predicated upon any civil liability provisions of the United States federal securities laws. Investors should not assume that Canadian courts will either enforce judgments of United States courts obtained in actions against Mr. Lawrence predicated upon the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or enforce, in original actions, liabilities against him upon the United States federal securities laws or any such state securities or “blue sky” laws.

Failure to effectively manage our anticipated growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth may place a strain on our managerial, operational and financial resources. Any further growth by us, or an increase in the number of our strategic relationships, will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business and marketing plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our Company.

We will need to achieve commercial acceptance of our website to generate revenues and achieve profitability.

Even if any future redesigns of our website yield a superior website than those of our competitors, we may not successfully develop a commercial market for our site, and even if we do, we may not do so in a timely basis. We cannot predict when substantial commercial market acceptance for our website will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce our Company, and be accepted by users and potential clients alike. If we are unable to cost-effectively achieve acceptance of our site by users it is unlikely that we would be able to attract advertising clients, and our business will be materially and adversely affected.

We will need to establish additional relationships with website developers and marketing consultants to fully develop and market our website.

During our initial start-up phase, we have endeavored to develop a website that is beneficial to pharmaceutical and biotech companies as well as the public at large. However, we do not possess all of the resources necessary to develop and commercialize our website on a mass scale. We will need to expand our development capacity and enhance our marketing through appropriate arrangements with collaborative affiliates to develop and commercialize our planned website.

We rely on third parties to support our PharmaInvestingNews.com website, and our business will suffer if they do not provide adequate support.

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support website traffic. As we continue to grow, we expect more traffic to visit our website. Hostway.com, our current website host will have to be able to handle our current amount of traffic and any future amount of traffic that visits our website, without significant down time. The database and server infrastructure is outsourced to a company designed to provide these specific services. If they do not provide the level of services and support necessary our business will suffer.

We may not be successful at marketing PharmaInvestingNews.com.

We may not be able to market the website, and any financial or research efforts we exert to develop, commercialize or promote our site may not result in revenue or earnings. If we are unable to successfully market our website our business will suffer and which could cause us to cease all operations. If this happens, you could lose all or part of your investment.

We may lose out to larger and better-established competitors.

The Internet advertising industry is intensely competitive. Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. Our website may not be competitive with other similar websites. If this happens, our sales and revenues will decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to shareholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of shareholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of the regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending February 28, 2011, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2011. As of the audit date, management evaluated internal controls and concluded that they were not effective. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s shareholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s shareholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its shareholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $280,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us.  The “Use of Proceeds” Chart below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses		Total Net Offering Proceeds	Principal Uses of Net Proceeds
800,000 shares (20%)	$56,000			$11,000	Marketing
					- Print Materials	$5,000
		SEC Filings	$1,000		- Radio	$ 0
		Transfer Agent	$1,000		- Internet	$2,000
		Misc.Expenses	$3,000		Website Development	$ 0
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees	$4,000
					- New Staff	$ 0
					- Travel	$ 0
		TOTAL	$45,000		TOTAL	$11,000
2,000,000 shares (50%)	$140,000			$95,000	Marketing
					- Print Materials	$10,000
		SEC Filings	$1,000		- Radio	$30,000
		Transfer Agent	$1,000		- Internet	$25,000
		Misc.Expenses	$3,000		Website Development	$10,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees	$17,000
					- New Staff	$0
					- Travel	$3,000
		TOTAL	$45,000		TOTAL	$95,000
3,000,000 shares (75%)	$210,000			$165,000	Marketing
					- Print Materials	$10,000
		SEC Filings	$1,000		- Radio	$50,000
		Transfer Agent	$1,000		- Internet	$40,000
		Misc.Expenses	$3,000		Website Development	$15,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees	$17,000
					- New Staff	$28,000
					- Travel	$5,000
4,000,000 shares (100%)	$280,000	TOTAL	$45,000		TOTAL	$165,000
				$235,000	Marketing
					- Print Materials	$10,000
		SEC Filings	$1,000		- Radio	$70,000
		Transfer Agent	$1,000		- Internet	$60,000
		Misc.Expenses	$3,000		Website Development	$20,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees	$32,000
					- New Staff	$32,500
					- Travel	$10,500
		TOTAL	$45,000		TOTAL	$235,000

(1)  Offering expenses have been rounded to $45,000 and have heretofore been partially paid from the proceeds of a loan to the Company from our President.

(2) Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold we will receive the maximum proceeds of $235,000, after offering expenses have been paid. We plan to spend up to 60% of the net proceeds from this Offering on our marketing efforts. We believe that it is essential to market and brand our name if we are going to be successful at attracting new and larger clients. Additionally, for the design and production of our planned marketing materials for sales representatives and our planned radio and Internet advertisements we plan to spend up to $140,000. We also plan to allocate up to $20,000 to pay independent website developers to maintain and continue enhancing our website. We will allocate $75,000 to working capital, which may include professional fees, office expenses, the expenses associated with being a public company, salary for one new full-time employee and various other general operating expenses, as needed.

If 75% of the offered shares are sold we will receive $165,000, after offering expenses have been paid. We intend to continue our focus on our marketing efforts and we will continue our efforts to design and develop new marketing materials; however, we will have to cut our marketing budget to $100,000. We will also cut our contracted website spending budget to $15,000, and cut our working capital to $50,000. With the monies allocated for working capital, we will still plan on hiring another full-time sales representative, but at a lower base salary and higher commission plan.

If 50% of the offered shares are sold we would receive $95,000, after offering expenses have been paid. We would significantly decrease our marketing budget as well as our intended budget allocated towards the development of new marketing and promotional materials. Additionally, we would have to significantly reduce our radio and Internet budgets.  We would most likely only be able to produce our proposed test advertisements for the initial one month radio testing of ads, and then we would have to rely on revenues to fund the full launch of the radio advertising campaign. If we are unable to attain sufficient revenues, we would have to abandon our radio advertising. If only 50% of the offered shares are sold, we would not be able to hire new staff with the funds that are allocated to working capital.

If we sell 20% of our shares under the Offering we would receive $11,000 after offering expenses. We will not have sufficient proceeds to initiate our marketing plan. In this instance, we will allocate such funds we receive into print materials for our independent sales representatives, and Internet advertising.

The funds from this Offering will not be used to pay Mr. Lawrence for his services to the Company, prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the foregoing “Use of Proceeds” chart and the explanations thereto. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on terms acceptable to us since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, Pharma Investing News, Inc. has 5,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional of 4,000,000 shares of its Common Stock for sale at the price of $0.07 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Robert Lawrence will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Lawrence is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Lawrence will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Lawrence is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Lawrence will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Lawrence has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, he will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Pharma Investing News, Inc. has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.

receive, review and execute and deliver a Subscription Agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection;

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 4,000,000 shares of our Common Stock at a price of $0.07 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 4,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	5,000,000	55.56%	$5,000(1)	1.75%	$0.001
Purchasers of Shares	4,000,000	44.44%	$280,000	98.25%	$0.07
Total	9,000,000	100%	$285,000	100%

(1)

Pursuant to the Organizational Minutes of the Company, the Company issued 5,000,000 shares of its Common Stock, $0.001 par value per share to our President, Mr. Robert Lawrence, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of  May 31, 2011. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.07 per share	$0.07 per share	$0.07 per share
Net tangible book value at May 31, 2011	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the Offering	$0.03 per share	$0.02 per share	$0.02 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.03 per share	$0.02 per share	$0.02 per share
Per Share Dilution to New Investors	$0.04 per share	$0.05 per share	$0.05 per share
Percent Dilution to New Investors	57.1%	71.4%	71.4%

If 100% of the offered shares are sold we will receive the maximum proceeds of $235,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $165,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $95,000 after offering expenses have been deducted. If we sell 15% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at 833 Seymour St., Unit 1008, Vancouver, B.C., V5T 0A4, and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 290,000,000 Shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of shareholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more shareholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Board of Directors, the President or the Secretary.  In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there is no redemption or sinking fund provision or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s charter authorizes the issuance of 10,000,000 shares of Preferred Stock, $0.001 par value per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF PHARMA INVESTING NEWS, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS, LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Pharma Investing News, Inc. was incorporated in the State of Nevada on February 8, 2011. However, we commenced initial operations in July 2008 with the registration of our website domain pharmainvestingnews.com. These initial operations consisted of developing the website and establishing our marketing plan. We officially launched pharmainvestingnews.com in late 2008. Since that time, until we incorporated in 2011, we had been operating as an unincorporated entity, solely owned by our founder, Mr. Robert Lawrence. Upon incorporating we established our corporate headquarters in Vancouver, B.C., Canada.

Pharma Investing News, Inc. is an internet-based company that provides advertising solutions to pharmaceutical and biotechnology companies. The goal of pharmainvestingnews.com is to provide an online community where pharmaceutical and biotechnology companies will be able to provide corporate updates and other information to the public. This service is free of charge to viewers and offers pharmaceutical and biotech companies the ability to showcase their businesses and build brand awareness. We intend to establish our website as a valuable resource for the pharmaceutical and biotechnology industries where the public will go to find the latest information relating to the industry, as a whole, as well as specific information about companies and new product details. We believe that we can position pharmainvestingnews.com to become an all-inclusive resource, allowing users to acquire in-depth analyses, detailed marketing information and current news on research and development and other trends within the pharmaceutical and biotech industries.

In order to set ourselves apart and establish pharmainvestingnews.com as the online resource for the latest news and developments in the pharmaceutical and biotechnology sectors, we believe that we have developed a business model that will allow the Company to generate revenue while offering a valuable service to both individuals and the industry alike.  For our current clients we assist in the development and management of marketing campaigns that are launched on pharmainvestingnews.com and other outlets across the internet. Our specifically designed marketing campaigns utilize, not only pharmainvestingnews.com, but we also offer a suite of services that allow our clients to take advantage of other online media channels. These marketing campaigns are designed to assist our clients with the promotion of their goods and services directly to the public. The goal of our advertising is to create brand awareness, not only for our clients, but for pharmainvestingnews.com. By establishing pharmainvestingnews.com as a trusted online resource we will be able to maximize our revenue while providing a service that benefits both the public and the pharmaceutical and biotechnology sectors alike.

Industry Overview

Companies in the advertising industry typically prepare and design advertising campaigns on behalf of their clients to promote the interests and create brand awareness for the clients. This industry also includes media representatives, or firms that sell advertising space for publications, radio, television and the internet. According to the United States Bureau of Labor Statistics, in 2008, there were about 50,100 advertising and public relations services establishments in the United States.  Most advertising firms specialize in a specific niche market, ours will be the pharmaceutical and biotechnology sectors.

According to the Internal Revenue Service, since the mid-1990s the pharmaceutical industry has been undergoing a consolidation period. Mergers involving many large and medium size companies have been common in this period. The success of the stock market has made large amounts of capital available at reasonable rates for borrowing or for raising equity. Many foreign companies have been entering the United States market because of its uncontrolled pricing structure, rapid approval processes, private and public insurance reimbursement policies and government support for basic research.

Current Services

Through our current website and anticipated future enhancements, it is our goal to provide both our clients and our viewers with a website with multi-level functionality that enables clients to showcase their businesses while enabling viewers to receive up-to-date information relating to our client’s current product offerings and general corporate updates, including our client’s performance in the capital markets.

PharmaInvestingNews.com for Clients

Since the creation of our business plan and the initial development of our website, it has been our goal to provide our clients with more than just a venue for static ad placements.  It is our goal to provide our clients with multi-level advertising solutions in which they are able to showcase all facets of their company. We offer different marketing packages based on our client’s needs and advertising needs and timeframes. The marketing campaigns that we’ve designed are offered in 3, 6 and 12 month terms, and we will enter into written agreements with clients who decide to use our services. Our pricing for our currently offered packages is as follows:

3 Months- $ 8,000

6 Months- $13,000

12 Months- $21,000

We currently offer the following services as part of our packages:

-

Homepage Features – As with most websites, the homepage of our website is the most viewed page; thus, all of our clients are listed on the homepage of our website. We also offer featured advertising spots on our homepage so that our clients, for an additional fee, may gain maximum exposure to potential viewers. We can track click-through ratios to prove to our clients that featured advertising spots on our homepage lead to more profile page (discussed below) views for our client’s respective company.

-

Profile Pages – Profile pages make up the bulk of our website.  Profile pages allow clients to showcase information about their company. Each of our advertising clients has a profile page to feature information such as: corporate history, product and research developments, news and events, featured articles, and stock information.

-

Corporate Video Production – We also offer corporate video production for our clients.  We can then upload the video to our website to further market our clients.  We can also provide our clients with a hard-copy of their video.

-

Ad-Stopper – Our most inclusive marketing package includes two uses of an ad-stopper, whereby the website will only run that particular Company’s advertisements for a full day.

Additional Services

We offer the following additional services as add-ons to our packages, but prices vary depending on the service provided:

-

Radio and Video Interviews – As with our video production capabilities, we can also create radio and video interviews for our clients.  We will interview clients in a question and answer format, based on material that the client would like to discuss and highlight. These interviews are then prepared for integration onto our website and/or given to the client for their use. Price is dependent on the time of year, air time, and interviewer used.

-

Social Media Campaigns – Social media, including Facebook, Twitter, Myspace, etc. is a growing marketing venue. We feel that it is necessary for our clients to develop a social media presence, so we offer our clients full social media campaigns in which we will manage all of their accounts. All- inclusive social media campaigns on a monthly basis are $1100 per month; however, if we have a client that signs up for 6 months we offer a 10% discount and for 12 months we offer a 15% discount.

-

Press Release Production – We are able to offer our clients assistance with the drafting and review of press releases. We charge $125 per hour for assisting with the drafting and reviewing of press releases.

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Email Alerts – Based on the contract a client has with us, we will send out e-mail alerts for any subscribers of our website who opt-in to receive e-mail alerts. E-mail alerts include up to date news and events relevant to a client. We charge $2,500 per news release.

PharmaInvestingNews.com for Viewers

While we expect to generate most of our revenues from our advertising clients, the viewer and user statistics of our website will provide us with the ability to attract new clients. As with most Internet-based advertising companies, it is our plan to develop our website into a user-friendly informational platform where pharmaceutical and biotechnology companies can showcase their businesses and products through multi-dimensional campaigns to viewers searching for that particular information. Website viewers do not have to pay any fees to view our website and search for client information.

-

Profile Pages – Viewers are able to view our clients’ profile pages and see all facets of the client’s business; including: corporate history, news and events, stock information, all video and/or radio interviews, all press releases put out by the client, and more.

-

E-mail Subscription Capability – Viewers also have the opportunity to sign up for our e-mail newsletter free of charge. Our e-mail newsletters will be sent out to all of our subscribers as needed or requested by our clients.  As with most e-mail subscription newsletters, our subscribers always have the option to opt-out of the subscription to no longer receive our newsletters.

Infrastructure Platform

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support PharmaInvestingNews.com. The database and server infrastructure is outsourced to Hostway.com, (www.hostway.com). The Company has paid for a one-year hosting plan with Hostway.com. At the end of this the first one-year hosting package with Hostway.com, we plan to assess the traffic and usage of our website, and possibly upgrade our services.

Current Operations

We commenced operations and developed our website around March of 2008. Since inception, we have refined our business plan and redesigned our website several times. We have gained a strong initial test market, which has been successful and resourceful for novice and retail investors as well as for the clients that we showcase. We have also recently undergone several complete website renovations and redesigns. With the most recent redesign of our website, it is our hope to enhance the user experience and further monetize our website by continuing to integrate additional revenue streams into the structure of the website, using additional features on our website including banner impressions, pay per click advertising, and affiliate advertising (further described below). We feel that the redesign has created a better user experience by creating a cleaner, more user-friendly appearance, which allows viewers to easily navigate to the information that they are interested in.

We currently have four (4) health-care companies using our website for advertising space. On July 22, 2011, we entered into a Joint Venture Agreement (the “Agreement”) with Healthcare Media. As part of our Agreement with Healthcare, we receive fifty percent (50%) of all revenues generated by Healthcare in exchange for providing advertising space to Healthcare’s clients; however, we offered the first three months of advertising space free as an additional incentive for Healthcare to enter into the Agreement. Therefore once the initial trial period expires, we will be indirectly paid by Healthcare for providing advertising space to Healthcare’s clients.  Although we offer services and packages through our website, we do not currently have any paying clients who utilize such services. It is our hope that we entering into the Agreement, we will gain clients and enter into agreements with them for the services and packages that we offer. Additionally, we have potential clients on our website who are using advertising space on our website on a trial basis at cost. Once their trial period is over, we hope to enter into agreements with them for revenue generating services offered through our website.

Our sole officer and director devote 50-60 hours per week towards the growth of our Company. Because of his devotion to the Company, we have been able to make significant advancements within the Company. We have our first independent sales representative, who is currently working on a commission-only basis and devotes 40-60 hours per week, as necessary.

Plan of Operations

Although we have recently undergone a website renovation, there are still many levels of functionality that we plan to incorporate into our website. Not only do we want to provide the information investors require in order to make an educated investment, we would like to grow into an online community. We would also like to help companies showcase their products. We are attempting to create a vital piece of communication which heretofore has been missing and we want to meet both the demands of our potential viewers and our clients as the main source of company information relating to the pharmaceutical and biotech industry.

Future Revenue Streams

•

Banner Impressions – We would like to implement banner advertising on our website. We would have advertisers enter into agreements pursuant to which they either pay a fixed fee per thousand banner impressions for a given time-period, usually ranging from a few weeks to one year, or a variable fee depending upon the number of clicks or leads provided to them through our website.

•

Pay-Per-Click advertising - To further supplement our income, we intend to implement Google AdSense within the pages of PharmaInvestingNews.com. Google AdSense is a free program that enables website publishers of all sizes to display relevant ads on their websites, and earn money. AdSense gives us access to Google's vast network of advertisers, and uses the content included in our website pages to produce ads that are suited to our audience's interests. Also, advertisers with Google can target our website based on demographics, vertical, geographic location, or URL. At any given time, Google will place the highest paying, most relevant advertisements into areas throughout our website, predetermined by us. When any viewer of our website clicks on an advertisement provided by AdSense, we receive money based on the advertisement bid. This method of online advertising is called Pay-Per-Click advertising. Daily reports are provided by Google to show information on how many viewers clicked on each advertisement, and how much revenue was generated by each advertisement.

•

Affiliate Advertising - Affiliate advertising (using one website to drive traffic to another) is also a form of online advertising, which is frequently overlooked by advertisers, yet we intend to have it integrated it into our website. Affiliates also play a significant role in e-retailers' marketing strategies. Most affiliate programs generally provide revenue sharing or cost per sale (CPS) as a compensation method. When visitors click on an ad from an affiliate advertiser they are directed to the advertiser’s website, then if the visitor purchases a product from the advertiser’s website, the affiliate receives a commission. Cost per sale advertising currently accounts for over 80 percent of online affiliate advertising.

Significant Milestones

For the purposes of this Milestone Chart, we are assuming the maximum proceeds are received from this Offering. All expected dates proposed in the following chart assume we have received our Notice of Effectiveness from the SEC and completed this Offering.

Expected Completion	Description of Milestone	Expected Cost
1 – 2 months	Upon the completion of this Offering we intend to work closely with a graphic designer to produce printed marketing materials for our current and future sales representatives.	We expect to spend up to $10,000 for the design and production of our marketing materials.
2 – 12 months

By month 2, we will begin our initial Internet advertising and branding of our website. This will be an ongoing expense throughout the year, but we intend to start with simple Google and Facebook advertising, then transition into dynamic ads on Yahoo! Finance.

For the 12 months following this Offering, we have planned to budget $60,000 towards Internet advertising.
3 – 4 months	We plan to create 2 radio advertisements to test for a period of 1 month.	We expect to pay up to $20,000 for the creation and initial test of the 2 radio ads.
4 – 8 months	Once our radio ads have been tested and optimized, we plan to launch a full radio campaign for 4 months.	We have allocated $50,000 towards the cost of a 4 month radio advertising campaign.
5 – 6 months	Between month 5 and 6 we intend to hire a full-time sales representative.	We intend to pay our first salaried sales representative a base salary of $32,500 plus commission based on sales.

Anticipated Marketing Strategy

The anticipated marketing strategies discussed herein are for the sole purpose of enhancing our own Company and brand awareness. Even though we are in the industry of promoting other businesses and their products, it is our belief that we will have to develop a reputable name within our niche market in order to gain the attention of larger clients. For this reason, while we continue to promote our current clients and solicit to new clients. We plan to spend a substantial portion of the proceeds from this Offering on marketing our own Company through multiple venues.  For the purposes of this Marketing Strategy, we are assuming the maximum proceeds are received from this Offering.

Printed Marketing Materials –

Printed marketing materials for our current and future sales representatives will be a key element to growing our client base. We plan to seek out a graphic design company to develop marketing binders for our sales representatives that are eye-catching and contain all the information sales representatives will need to effectively promote and sell our services. We expect the initial cost of these marketing materials to be high because we will be working closely with a designer to create an image-rich portfolio that displays all that we have to offer our clients. However, once the initial design and layout of this portfolio is finished, the only costs involved with providing these marketing materials to our sales representatives are the fairly inexpensive costs of printing and assembling the binders.

Radio Advertising –

We plan to market our Company through investment radio programs and podcasts.  We believe that this will not only drive traffic to our website, but may also attract potential clients to our website.

In general, radio advertising costs are broken down into two components. In the first component, the radio advertising strategy is developed and the radio ads themselves are recorded. We plan to budget enough money to create two different advertising spots to test. This way, we can test both ads for an initial period, and choose the ad which performs the best as the control ad. At this point we plan to refine both the control ad and the media elements to maximize the performance of the ad. We will gauge the performance of the ad by the presence of increased traffic to our website and by viewer comments and posts to our website after each advertisement has run. If neither of the first two ads performs above the level that we set, we will have to create more test ads and present different appeals to achieve our desired outcome.

The second component of radio costs is the media budget. The media budget accounts for both preliminary testing and full roll out of our chosen ad. Initially, we will allocate a weekly testing budget, spent early in the campaign, which will focuses in on the strategic , creative, and media variables that could result in maximum profitability. When we do a test, it will run over a four week period. Typically, the budget is higher for the first week, and includes testing of two ads, each with half of the total budget. The second week is typically a lower expenditure. After week two, we will thoroughly analyze the results from week one to identify the variables to test next. In weeks three and four, we plan to continue testing with a slightly lowered budget range.

Once we have identified the most successful ad, we will use the roll-out portion of our radio budget. If an ad exceeds our performance expectations, we will continue with a full advertising campaign.

Google –

We anticipate spending a significant amount of advertising dollars with Google AdWords. We believe that Google AdWords will assist us in driving targeted traffic to our website and provide accurate and measurable website statistics to our advertising clients. Google AdWords puts us in complete control of our marketing spending. There is no minimum spending requirement, and the amount we spend is completely up to us.  We believe that our website is not worth anything to our clients unless we are able to drive targeted traffic to our website within our clients’ target market.

Yahoo! Finance –

Yahoo! Finance offers premium advertising, allowing for a wide range of creative options to engage the site’s audience in order to expand the vision, volume, and value of our brand. Yahoo! Finance will enable us to target high-volume, qualified audiences with Yahoo!’s various rich-media options. With a wide range of ad formats, including: streaming, expanding, floating, surveying, wrapping units, and more, Yahoo! can turn our advertisements into attention-grabbing ads that resonate with the right consumers.

We plan to purchase dynamic ad space through Yahoo! Finance, which is a part of Yahoo! Inc. We plan to produce dynamic ads that will appear at the top of every page included in that clients’ profile with Yahoo! Finance, when one of our advertising clients’ stock ticker symbol, or a similar company, is searched for on Yahoo! Finance, We plan to have our advertisements include keyword recognition wherein, when a certain ticker symbol is searched, that ticker symbol will automatically appear within our advertisement. In each case, if a viewer clicks on our advertisements, they will be redirected to our website, which will assist in driving traffic to our website, thereby increasing our market strength.

Facebook –

Facebook Ads are displayed in the right side column on Facebook pages in the ad space. Up to five ads may show at one time on any given page. A viewer will not see an ad running on Facebook unless that viewer is a member of the target audience that was selected for that specific ad. Additionally, even if a viewer is a member, that viewer is not guaranteed to see a specific client’s ad. Facebook allows advertisers to completely customize their advertisements by way of keywords, key demographics (including age, location and interests), as well as daily or monthly budgets.  Because Facebook ads are fully customizable, we plan to utilize their systems to drive targeted traffic to our website, thus providing our clients with relevant traffic. We plan to set a daily or monthly budget to advertise to a targeted market that will hopefully represent the niche market that our clients are trying to market their businesses to.

As with Google Adwords, our expenditures and keyword bids will depend on the amount of proceeds that we allocate to our various other marketing strategies. Because Facebook and Google AdWords are so customizable, we plan to start by allocating enough money to each to be able to beat other competitors’ bids on all relevant keywords. We plan to analyze the benefits of our expenditures from month to month, and reallocate marketing funds as needed.

Competition

We face intense competition in the Internet advertising market, generally, from other online advertising and direct marketing networks for a share of client advertising budgets. Although we believe we are attempting to penetrate a niche market, we expect that this competition will continue to intensify in the future as a result of industry consolidation, the maturation of the industry and relatively low barriers to enter into the online advertising sector.  Additionally, we do not have exclusive relationships with our clients, who may also advertise with our competitors. Many of the companies that we compete with may be significantly larger and have substantially greater resources than we do.

While it is does not provide the same compilation of information that we provide, we consider FierceMarkets to be our biggest competitor. FierceMarkets Network offers websites within our niche advertising market including: www.fiercepharma.com and www.fiercebiotech.com among others. Another well-known competitor is www.reuters.com. However, Reuters is not as focused on the niche market of pharmaceutical advertising.  They simply have one large website containing many sectors and industries, whereas FierceMarkets has entire websites dedicated to providing information to our niche market of viewers.

These companies may be able to engage in larger scale branding and advertising activities than we can, making them more appealing to potential advertisers. Also, not only do we compete with other websites for advertising clients; we also compete with traditional forms of advertising. We are competing with every advertising medium for our potential clients’ advertising dollars.

Our ability to compete depends upon several factors, including, but not limited to the following:

•

the timing and market acceptance of our new services and enhancements to existing services offered by us;

•

continuing to maintain good relationships with our current clients;

•

our customer service and support efforts;

•

our sales and marketing efforts;

•

our ability to remain competitive in price.

Employees/Consultants

As of the date of this filing, the Company has no full time employees. We currently rely on our sole officer and director, Robert Lawrence, to manage all aspects of our business. Mr. Lawrence devotes 50-60 hours per week to our Company.  We have one independent sales representative that works alongside Mr. Lawrence and is paid on a commission only basis, and devotes 40-60 hours per week to the Company, as necessary. We also use third-party consultants to assist in the ongoing maintenance of our website. We intend to add staff as the Company grows. Any such additions will be made at the judgment of Management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF PHARMA INVESTING NEWS, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

For the three months ended May 31, 2011

For the three months ended May 31, 2011, the Company earned $nil of revenues and incurred $14,974 of operating expenses which included $1,182 of general expenditures relating to day-to-day operating costs and $13,792 of professional fees relating to accounting and legal services pertaining to the Company’s S-1 registration process.

As at May 31, 2011, the Company had a loss per share of $nil.

For the period from February 8, 2011 (date of inception) to February 28, 2011

For the period from February 8, 2011 (date of inception) to February 28, 2011, the Company earned $nil of revenues and incurred $6,000 of operating expenses, which included $1,000 of general expenditures relating to incorporation and start-up costs, and professional fees of $5,000 relating to legal costs incurred as part of the incorporation process of the Company.   As at February 28, 2011, the Company had a loss per share of $nil.

LIQUIDITY AND CAPITAL RESOURCES

May 31, 2011

As at May 31, 2011, the Company had assets of $818 comprised of cash, and had liabilities of $21,792 comprised of $1,792 of accounts payable and $20,000 of amounts owing to a related party.  The amounts owing to a related party are to the President and Director of the Company and are unsecured, non-interest bearing, and due on demand.  As of May 31, 2011, the Company had a working capital deficit of $20,974 compared with a working capital deficit of $6,000 at February 28, 2011.  The increase in the working capital deficit was attributed to financing received from the President and Director of the Company to sustain operating costs incurred, which resulted in a higher working capital deficit amount as the amounts owing are due on demand and treated as a current liability.

February 28, 2011

As at February 28, 2011, the Company had assets of $9,000 comprised of cash received from financing from a related party, and had liabilities of $15,000 comprised of an amount owing to related parties of $10,000 and outstanding accounts payable of $5,000 for unpaid professional fees.

Cashflows from Operating Activities

During the three months ended May 31, 2011 , the Company used cash of $18,182 for operating activities relating to operating costs incurred in the Company’s S-1 registration process and day-to-day operations as compared with $1,000 for incorporation and start-up costs for the period from February 8, 2011 (date of inception) to February 28, 2011.

Cashflows from Investing Activities

During the period from February 8, 2011 (date of inception) to May 31, 2011, the Company did not have any investing activities.

Cashflows from Financing Activities

During the three months ended May 31, 2011, the Company received proceeds of $10,000 of financing from the President and Director of the Company which is unsecured, non-interest bearing, and due on demand.   During the period from February 8, 2011 (date of inception) to February 28, 2011, the Company received cash flow of $10,000 from financing activities relating to financing from a related party which is unsecured, non-interest bearing, and due on demand.

As at May 31, 2011, the Company has a going concern assumption as the Company has earned no revenue, has no certainty of earning revenues in the future, has a working capital deficit and an accumulated deficit of $20,794 since inception.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At May 31, 2011, we had cash on hand of $818. We anticipate that our maximum expenses over the next 10 - 12 months following the effectiveness of this offering will be approximately $265,000, accounting for the full implementation of our growth and marketing strategies, including our anticipated general administrative expenses, professional fees, website development, marketing costs and support materials. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $131,182 to meet our operating expenses for the next 12 months after the Offering. This minimum amount takes into account our current cash, our working capital expenses, including estimated costs of becoming a publicly reporting company and allows us to repay our Notes, if they become due, and allocate approximately $20,000 towards website development for the Company, and $7,000 towards marketing and advertising for the Company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000, excluding professional fees.

We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve month period following the completion of this Offering if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see Use of Proceeds Chart). We believe we will generate revenues by the end of 2011. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hopes that our revenues exceed our costs. Our revenues will be impacted by how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract.

Description	Time period	Estimated maximum expenses
Working Capital	10-12 months	$75,000
Marketing and advertising	10-12 months	$140,000
Website Development	10-12 months	$20,000
Repayment of Notes	10-12 months	$30,000
Total		$265,000

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Sadler, Gibb & Associates, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Lawrence, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Robert Lawrence	25	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Robert Lawrence – In May 2005, Mr. Lawrence graduated from Capilano University in Vancouver, B.C., with a certificate in Retail Marketing. From May 2005 until May 2008, Mr. Lawrence traveled and developed a passion for national and international healthcare companies. From May 2008 to February 2009, Mr. Lawrence worked for the Guthrie Philips Group, a company which specialized in banking, lending, and collection software for companies, as an account executive. As account executive, Mr. Lawrence sold collection recovery and other banking software to Banks, and CEOs and other executives of national and international companies. From February 2009 until just recently, Mr. Lawrence had assisted private and publicly traded companies with their marketing and online web strategies. Additionally, towards the end of 2008, Mr. Lawrence developed and launched PharmaInvestingNews.com. Mr. Lawrence devotes 50-60 hours per week on the operations of the Company, and will adjust his schedule accordingly if more time is needed. The Company decided Mr.  Lawrence would be a good President because of his marketing and computer skills, his passion for transactions involving national and international healthcare companies, and his willingness to devote time to help grow the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended February 28, 2011. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Robert Lawrence	Chairman, CEO and President	2011	$-0-	$-0-	$5,000(1)	-0-	-0-	-0-	-0-	$5,000

Notes to Summary Compensation Table:

(1)

The stock awards to Mr. Lawrence were issued beginning February 8, 2011 for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Robert Lawrence, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Robert Lawrence, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Lawrence collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Lawrence unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which is attached as Exhibit 14.1 hereto.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at  August 22, 2011, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of August 22, 2011, we had 5,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Robert Lawrence 833 Seymour St., Unit 1008 Vancouver, B.C. Canada, V5T 0A4	5,000,000	100%

	Total	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 8, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 5,000,000 shares of its Common Stock, $0.001 par value per share, to Robert Lawrence as founders’ shares. As a result, Mr. Lawrence owns 100% of the issued and outstanding common shares of the Company. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering and/or Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.

On April 18, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $10,000 to our President, Robert Lawrence, to evidence funds previously loaned by Robert Lawrence to the Company. The $10,000 principal amount underlying the Promissory Note was loaned to the Company on February 8, 2011, is non-interest bearing and is due and payable on demand upon 10 days written notice from Robert Lawrence. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering and/or Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person. No commission was paid in connection with the sale of the promissory note.

On August 25, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $10,000 to our President, Robert Lawrence, to evidence funds previously loaned by Robert Lawrence to the Company. The $10,000 principal amount underlying the Promissory Note was loaned to the Company on April 26, 2011, is non-interest bearing and is due and payable on demand upon 10 days written notice from Robert Lawrence. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering and/or Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person. No commission was paid in connection with the sale of the promissory note.

On August 26, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $10,000 to our President, Robert Lawrence, to evidence funds previously loaned by Robert Lawrence to the Company. The $10,000 principal amount underlying the Promissory Note was loaned to the Company on June 20, 2011, is non-interest bearing and is due and payable on demand upon 10 days written notice from Robert Lawrence. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering and/or Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person. No commission was paid in connection with the sale of the promissory note.

Further, Mr. Lawrence provides us with office space free of charge at this time.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

Sadler, Gibb & Associates, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its shareholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above; however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended February 28, 2012 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Robert Lawrence, our President and Chief Executive Officer.

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Financial Statements

For the Periods Ended May 31, 2011 and February 28, 2011

(unaudited)

Balance Sheets (unaudited)

F-2

Statements of Operations (unaudited)

F-3

Statements of Cash Flows (unaudited)

F-4

Notes to the Financial Statements (unaudited)

F-5

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Balance Sheets

(Expressed in US dollars)

	May 31, 2011 $	February 28, 2011 $
	(unaudited)
ASSETS

Cash	818	9,000

Total Assets	818	9,000

LIABILITIES

Current Liabilities

Accounts payable	1,792	5,000
Due to Related Parties	20,000	10,000

Total Liabilities	21,792	15,000

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share Issued and outstanding: nil preferred shares
	–	–

Common Stock
Authorized: 290,000,000 common shares with a par value of $0.001 per share Issued and outstanding: 5,000,000 common shares
	5,000	5,000

Additional paid-in capital	(5,000)	(5,000)

Accumulated deficit during the development stage	(20,974)	(6,000)

Total Stockholders’ Deficit	(20,974)	(6,000)

Total Liabilities and Stockholders’ Deficit	818	9,000

(The accompanying notes are an integral part of these financial statements)

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

(unaudited)

	For the Three Months Ended May 31, 2011 $	For the Period from February 8, 2011 (date of inception) to February 28, 2011 $	Accumulated from February 8, 2011 (date of inception) to May 31, 2011 $

Revenues	–	–	–

Operating Expenses

General and administrative	1,182	1,000	2,182
Professional fees	13,792	5,000	18,792

Total Operating Expenses	14,974	6,000	20,974

Net Loss	(14,974)	(6,000)	(20,974)
Net Loss per Share – Basic and Diluted	–	–	–
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000	5,000,000	–

(The accompanying notes are an integral part of these financial statements)

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

(unaudited)

	For the Three Months Ended May 31, 2011 $	For the Period from February 8, 2011 (date of inception) to February 28, 2011 $	Accumulated from February 8, 2011 (date of inception) to May 31, 2011 $

Operating Activities

Net loss for the period	(14,974)	(6,000)	(20,974)

Changes in operating assets and liabilities:

Accounts payable	(3,208)	5,000	1,792

Net Cash Used In Operating Activities	(18,182)	(1,000)	(19,182)

Financing Activities

Proceeds from related party note	10,000	10,000	20,000

Net Cash Provided by Financing Activities	10,000	10,000	20,000

Increase (Decrease) in Cash	(8,182)	9,000	818

Cash – Beginning of Period	9,000	–	–

Cash – End of Period	818	9,000	818

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

(unaudited)

1.

Nature of Operations and Continuance of Business

Pharma Investing News, Inc. (the “Company”) was incorporated in the State of Nevada on February 8, 2011. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of May 31, 2011, the Company has not recognized any revenue, and has an accumulated deficit of $20,974. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is February 28.

b)

Interim Financial Statements

These interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the period ended February 28, 2011.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at May 31, 2011, and the results of its operations and cash flows for the three month period ended May 31, 2011. The results of operations for the period ended May 31, 2011 are not necessarily indicative of the results to be expected for future quarters or the full year.

c)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

d)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share .. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

f)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

g)

Comprehensive Loss

ASC 220, Comprehensive Income , establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of May 31, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

h)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Related Party Transactions

As at May 31, 2011, the Company owes $20,000 (February 28, 2011 - $10,000) to the President and CEO of the Company. The amount owing is unsecured, non-interest bearing, and due on demand.

4.

Common Shares

On February 8, 2011, the Company issued 5,000,000 common shares to the President and Director of the Company for services rendered.

5.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events with the exception of the below-noted items:

a)

On June 20, 2011, the Company received $10,000 from the President and Director of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

b)

On July 22, 2011, the Company entered into a joint venture agreement with Healthcare Media (“Healthcare”).  Under the terms of the agreement, the Company shall provide advertising space to Healthcare’s companies in exchange for 50% of revenues generated by Healthcare.

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Financial Statements

For the Period Ended February 28, 2011

SADLER, GIBB & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pharma Investing News, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Pharma Investing News, Inc. as of February 28, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on February 8, 2011 through February 28, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Pharma Investing News, Inc. as of February 28, 2011, and the results of their operations and cash flows from inception on February 8, 2011 through February 28, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses of $6,000 as of February 28, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

May 6, 2011

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

February 28, 2011 $

ASSETS

Cash	9,000

Total Assets	9,000

LIABILITIES

Current Liabilities

Accounts payable	5,000
Due to Related Parties	10,000

Total Liabilities	15,000

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share Issued and outstanding: nil preferred shares
–

Common Stock
Authorized: 290,000,000 common shares with a par value of $0.001 per share Issued and outstanding: 5,000,000 common shares
5,000

Additional paid-in capital	(5,000)

Accumulated deficit during the development stage	(6,000)

Total Stockholders’ Deficit	(6,000)

Total Liabilities and Stockholders’ Deficit	9,000

(The accompanying notes are an integral part of these financial statements)

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

For the Period from February 8, 2011 (date of inception) to February 28, 2011 $

Revenues	–

Operating Expenses

General and administrative	1,000
Professional fees	5,000

Total Operating Expenses	6,000

Net Loss	(6,000)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

(The accompanying notes are an integral part of these financial statements)

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Statements of Cashflows

(Expressed in US dollars)

For the Period from February 8, 2011 (date of inception) to February 28, 2011 $

Operating Activities

Net loss for the period	(6,000)

Changes in operating assets and liabilities:

Accounts payable	5,000

Net Cash Used In Operating Activities	(1,000)

Financing Activities

Proceeds from related party note	10,000

Net Cash Provided by Financing Activities	10,000

Increase in Cash	9,000

Cash – Beginning of Period	–

Cash – End of Period	9,000

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

From February 8, 2011 (Date of Inception) to February 28, 2011

	Common Stock		Additional
	Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
	#	$	$	$	$

Balance – February 8, 2011 (Date of Inception)	–	–	–	–	–

Issuance of founders’ shares	5,000,000	5,000	(5,000)	–	–

Net loss for the period	–	–	–	(6,000)	(6,000)

Balance – February 28, 2011	5,000,000	5,000	(5,000)	(6,000)	(6,000)

(The accompanying notes are an integral part of these financial statements)

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Pharma Investing News, Inc. (the “Company”) was incorporated in the State of Nevada on February 8, 2011. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of February 28, 2011, the Company has not recognized any revenue, and has an accumulated deficit of $6,000. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is February 28.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of February 28, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

PHARMA INVESTING NEWS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

3.

Related Party Transactions

As at February 28, 2011, the Company owes $10,000 to the President and CEO of the Company. The amount owing is unsecured, non-interest bearing, and due on demand.

4.

Common Shares

On February 8, 2011, the Company issued 5,000,000 common shares to the President and Director of the Company which were recorded as founder’s shares.

5.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PROSPECTUS

PHARMA INVESTING NEWS, INC.

833 Seymour St., Unit 1008

Vancouver, B.C.

Canada, V5T 0A4

(604) 563-8467

4,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

August __________, 2011

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$32.51
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,032.51	*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On February 8, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 5,000,000 shares of its Common Stock, $0.001 par value per share, to Robert Lawrence as founders’ shares. As a result, Mr. Lawrence owns 100% of the issued and outstanding common shares of the Company. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering and/or Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.

On April 18, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $10,000 to our President, Robert Lawrence, to evidence funds previously loaned by Robert Lawrence to the Company. The $10,000 principal amount underlying the Promissory Note was loaned to the Company on February 8, 2011, is non-interest bearing and is due and payable on demand upon 10 days written notice from Robert Lawrence. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering and/or Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person. No commission was paid in connection with the sale of the promissory note.

On August 25, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $10,000 to our President, Robert Lawrence, to evidence funds previously loaned by Robert Lawrence to the Company. The $10,000 principal amount underlying the Promissory Note was loaned to the Company on April 26, 2011, is non-interest bearing and is due and payable on demand upon 10 days written notice from Robert Lawrence. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering and/or Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person. No commission was paid in connection with the sale of the promissory note.

On August 26, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $10,000 to our President, Robert Lawrence, to evidence funds previously loaned by Robert Lawrence to the Company. The $10,000 principal amount underlying the Promissory Note was loaned to the Company on June 20, 2011, is non-interest bearing and is due and payable on demand upon 10 days written notice from Robert Lawrence. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering and/or Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person. No commission was paid in connection with the sale of the promissory note.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Pharma Investing News, Inc.(2)
3.2	Bylaws of Pharma Investing News, Inc.(2)
4.1	Specimen Stock Certificate (2)
4.2	Form of Subscription Agreement (2)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Promissory Note between the Company and Robert Lawrence dated April 18, 2011 (2)
10.2	Joint Venture Agreement between the Company and Healthcare Media (2)
10.3	Promissory Note between the Company and Robert Lawrence dated August 25, 2011 (1)
10.4	Promissory Note between the Company and Robert Lawrence dated August 26, 2011 (1)
14.1	Code of Ethics(2)
23.1	Auditor Consent(1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.

(2)

Filed previously.

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)

 Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of August, 2011.

PHARMA INVESTING NEWS, INC.

By:	/s/ Robert Lawrence
Name:	Robert Lawrence
Title:	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Lawrence, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Pharma Investing News, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Robert Lawrence Robert Lawrence	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer	August 29, 2011

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Pharma Investing News, Inc.(2)
3.2	Bylaws of Pharma Investing News, Inc.(2)
4.1	Specimen Stock Certificate (2)
4.2	Form of Subscription Agreement (2)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Promissory Note between the Company and Robert Lawrence dated April 18, 2011 (2)
10.2	Joint Venture Agreement between the Company and Healthcare Media (2)
10.3	Promissory Note between the Company and Robert Lawrence dated August 25, 2011 (1)
10.4	Promissory Note between the Company and Robert Lawrence dated August 26, 2011 (1)
14.1	Code of Ethics(2)
23.1	Auditor Consent(1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.

(2)

Filed previously.